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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

     As an independent public accountant, I hereby consent to the use of my reports and to all references to my firm included in or made a part of this Form 10 filing.


Loren D. Swanson, Independent Accountant

Lincoln, Nebraska
June 28, 2000